BRANDYWINE INVESTMENT TRUST: DYNAMIC LARGE CAP VALUE EQUITY FUND

Financial Statements

December 31, 2013 and 2012

Kreischer Miller

PEOPLE | IDEAS | SOLUTIONS

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

December 31, 2013 and 2012

CONTENTS

INDEPENDENT AUDITORS’ REPORT
FINANCIAL STATEMENTS

Statements of Assets and Liabilities	1

Statements of Operations and Changes in Net Assets	2

Financial Highlights	3

Notes to Financial Statements	4-7

Schedule of Investments at December 31, 2013	8-11

Schedule of Investments at December 31, 2012	12-15

Independent Auditors’ Report

The Unitholders

Brandywine Investment Trust:

Dynamic Large Cap Value Equity Fund

We have audited the accompanying financial statements of the Brandywine Investment Trust: Dynamic Large Cap Value Equity Fund, which consist of the statements of assets and liabilities, including the schedules of investments, as of December 31, 2013 and 2012, and the related statements of operations and changes in net assets, and financial highlights for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and financial highlights in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements and financial highlights that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and financial highlights. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements and financial highlights, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and financial highlights in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights.

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We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Brandywine Investment Trust: Dynamic Large Cap Value Equity Fund as of December 31, 2013 and 2012, the results of its operations and changes in net assets, and its financial highlights for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Horsham, Pennsylvania

April 18, 2014

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Statements of Assets and Liabilities

December 31, 2013 and 2012

	2013	2012
ASSETS

Investments in securities at fair value (cost of $12,292,442 and $5,598,841, respectively)	$15,828,941	$6,156,670

Cash and cash equivalents	196,607	83,254

Dividends and interest receivable	12,760	5,740

NET ASSETS	$16,038,308	$6,245,664

Number of units outstanding	767,040	440,843

Net asset value per unit	$20.9094	$14.1675

See accompanying notes to financial statements.

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Statements of Operations and Changes in Net Assets

Years Ended December 31, 2013 and 2012

	2013	2012
Investment activities:

Dividend income	$201,082	$124,740
Interest income	64	51

Total investment income	201,146	124,791

Net realized gain on investment transactions	720,407	68,626

Net gain from change in unrealized appreciation/ depreciation of investments	2,978,670	426,920

Net realized and unrealized gain on investment transactions	3,699,077	495,546

Net increase in net assets derived from investment activities	3,900,223	620,337

Participant transactions: Subscription of units (332,364 and 350,163, respectively)	5,988,568	4,558,937

Redemption of units (6,167 and 15,100, respectively)	(96,147)	(208,031)

Increase in net assets derived from participant transactions	5,892,421	4,350,906

Increase in net assets	9,792,644	4,971,243

Net assets, beginning of year	6,245,664	1,274,421

Net assets, end of year	$16,038,308	$6,245,664

See accompanying notes to financial statements.

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Financial Highlights

Years Ended December 31, 2013 and 2012

	2013		2012
Per Unit Operating Performance:
Net asset value per unit, beginning of year	$14.1675		$12.0478

Investment activities:

Total investment income	0.3613		0.3365

Net realized and unrealized gain on investment transactions	6.3806		1.7832

Net increase in net assets derived from investment activities	6.7419		2.1197

Net asset value per unit, end of year	$20.9094		$14.1675

Total Return	47.59%		17.59%

Total Investment Income as a Percentage of Average Net Assets	2.03	% *	2.53	% *

*	Total investment income is net of waived expenses. In future years, total investment income ratios may decrease (and expense ratios may increase) if expenses are not waived.

See accompanying notes to financial statements.

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Notes to Financial Statements

December 31, 2013 and 2012

(1)	Nature of Business

The Dynamic Large Cap Value Equity Fund (the Fund) is a portfolio of the Brandywine Investment Trust (the Trust). The Trust was organized on July 5, 1996 by Brandywine Global Investment Management, LLC, a company organized under the laws of the State of Delaware, and registered as an investment advisor under the Investment Advisors Act of 1940. The trust agreement permits Brandywine Global Investment Management, LLC (the Investment Advisor) to create multiple funds, each of which issues a separate class of units and is limited to 99 accredited investors. As of December 31, 2013, the Fund is one of twenty-five active funds in the Trust. The Trustee of the Fund is the Bank of New York Mellon (the Trustee). The Trustee acts as custodian and performs all accounting functions of the Fund.

The investment objective of the Fund is to achieve long-term capital appreciation by quantitatively investing in U.S. equities. The Fund generally invests in stocks with equity capitalization that is considered to be within the largest 1,000 stocks in the U.S. that have a price greater than two dollars.

The Trust will continue until July 5, 2045 unless sooner terminated upon the occurrence of any of the following: (1) resignation or removal of the trustee when no successor trustee is appointed, (2) termination of all the funds of the Trust.

(2)	Summary of Significant Accounting Policies

Basis of Accounting

The Fund maintains its books using the accrual basis of accounting. The significant accounting policies are in accordance with accounting principles generally accepted in the United States of America and the trust agreement.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from investment activities during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents include short-term investments with original maturities of three months or less.

Continued...

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Notes to Financial Statements

December 31, 2013 and 2012

(2)	Summary of Significant Accounting Policies, Continued

Subscription and Redemption of Units

Units in the Fund are not transferable and may only be redeemed through the Fund. The value of participating units, upon admission to or withdrawal from the Fund, is based upon the fair value of net assets held as of the most recent valuation date.

In-kind subscriptions for the years ended December 31, 2013 and 2012 were $1,962,717 and $4,419,096, respectively.

Income Taxes

No provision for federal or state income taxes has been made because the Fund is not a taxable entity and the unitholders are individually liable for the taxes on their respective shares of the Fund’s income or loss.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, Income Taxes, is the authoritative pronouncement on accounting for and reporting income tax liabilities and expense. FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken. In addition, FASB ASC 740 provides guidance on derecognition, classification and disclosure.

The Fund files income tax returns in the U.S. federal and state jurisdictions. The Fund’s tax returns are subject to examination by the relevant tax authorities until expiration of the applicable statute of limitations, which is generally three years after the filing of the tax return. It is difficult to predict the final timing and resolution of any particular uncertain tax position. The Investment Advisor does not anticipate significant changes to the Fund’s tax positions over the next 12 months.

Other

The Fund records security transactions based on trade dates. Realized gains and losses from security transactions are recorded on the first-in, first-out cost basis. Dividend income, stock dividends, stock splits and distributions to shareholders are recorded on the ex-date. Interest income is recorded on the accrual basis. All unitholders have a proportionate undivided interest in the net assets of the Fund.

Subsequent Events

The Fund has performed an evaluation of subsequent events through April 18, 2014, which is the date the financial statements were available to be issued.

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Notes to Financial Statements

December 31, 2013 and 2012

(3)	Valuation

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The Fund’s investments in securities are reported at fair value, on a recurring basis, as defined under FASB ASC 820.

Valuation Methods

Investments in securities are valued by the Trustee based upon market valuations provided by independent pricing services. Securities, for which prices are not available from independent pricing services, are valued at their fair values as determined in good faith by the Investment Advisor.

Valuation Inputs

Various inputs may be used to determine the value of the Fund’s investments. These inputs are summarized in the three broad levels listed below. The input levels or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

Level 1:	Quoted prices in active markets for identical securities.

Level 2:	Observable inputs other than level 1 quoted prices.

Level 3:	Unobservable inputs.

Observable inputs are inputs that other market participants may use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk, and others. The determination of what constitutes observable inputs requires judgment by the Investment Advisor.

In situations where quoted prices or observable inputs are unavailable or deemed less relevant (for example, when there is little or no market activity for an investment), unobservable inputs may be used. Unobservable inputs reflect the Investment Advisor’s own assumptions about the factors market participants would use in pricing an investment, and would be based upon available information.

At December 31, 2013 and 2012, the Fund’s investments in securities were valued based on level 1 inputs.

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Notes to Financial Statements

December 31, 2013 and 2012

(4)	Purchases and Sales of Investment Securities

Purchases of securities, other than cash equivalents, for the years ended December 31, 2013 and 2012, aggregated $8,652,443 and $3,848,090, respectively. Sales of securities, other than cash equivalents, for the years ended December 31, 2013 and 2012, aggregated $4,641,769 and $3,858,194, respectively.

(5)	Administrative Expenses

No fee to the Investment Advisor was deducted from the Fund; instead, the unitholders were billed separately by the Investment Advisor.

The Fund is responsible for all its own costs and expenses, including services of its independent accountants, legal counsel, and custodial fees. For the years ended December 31, 2013 and 2012, the Investment Advisor elected to pay administrative expenses (other than the advisory fee) aggregating approximately $35,000 and $30,000, respectively. At some time in the future, the Investment Advisor may decide to pay a reduced portion or none of these expenses.

(6)	Related Party Transactions

The Fund invests excess liquid funds in a short-term investment fund administered by the Trustee. The total funds invested at December 31, 2013 and 2012 were $196,607 and $83,254, respectively; interest income earned, for the years ended December 31, 2013 and 2012, was $64 and $51, respectively.

(7)	Subsequent Events

For the period January 1, 2014 through April 18, 2014, the Fund had subscriptions of $1,800,000.

Schedule of Investments

at December 31, 2013

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Schedule of Investments

December 31, 2013

Shares	Security Description	Cost	Fair Value	Unrealized Gain (Loss)
CONSUMER DISCRETIONARY (20.55% OF NET ASSETS)
297	AMERICAN EAGLE OUTFITTERS	$4,655	$4,277	$(378)
528	BRINKER INTERNATIONAL INC	18,641	24,468	5,827
4,942	CBS CORP-CLASS B NON VOTING	201,280	315,003	113,723
590	DILLARDS INC-CL A	41,580	57,354	15,774
1,369	GAMESTOP CORP-CLASS A	45,696	67,437	21,741
2,616	GANNETT CO	54,482	77,381	22,899
282	GAP INC/THE	11,819	11,021	(798)
7,114	GENERAL MOTORS CO	242,776	290,749	47,973
4,633	INTERPUBLIC GROUP OF COS INC	63,810	82,004	18,194
2,867	KOHLS CORP	145,347	162,702	17,355
1,088	LEAR CORP	58,477	88,095	29,618
3,697	MACY’S INC	158,667	197,420	38,753
1,541	SERVICE CORP INTERNATIONAL	22,015	27,938	5,923
599	SIX FLAGS ENTERTAINMENT CORP	21,337	22,055	718
411	STAPLES INC	6,395	6,531	136
2,598	TIME WARNER CABLE	257,533	352,029	94,496
7,004	TIME WARNER INC	365,444	488,319	122,875
454	TRW AUTOMOTIVE HOLDINGS CORP	30,073	33,773	3,700
237	TUPPERWARE BRANDS CORP	20,472	22,404	1,932
14,649	TWENTY-FIRST CENTURY FOX-A	393,740	515,205	121,465
4,985	VIACOM INC-CLASS B	305,360	435,390	130,030
167	VISTEON CORP	11,480	13,676	2,196

		2,481,079	3,295,231	814,152

CONSUMER STAPLES (1.21% OF NET ASSETS)

2,541	COCA-COLA ENTERPRISES	83,629	112,134	28,505
2,461	TYSON FOODS INC-CL A	65,945	82,345	16,400

		149,574	194,479	44,905

ENERGY (11.41% OF NET ASSETS)
324	CVR ENERGY INC	13,224	14,071	847
230	DENBURY RESOURCES INC	3,864	3,779	(85)
6,227	EXXON MOBIL CORP	542,775	630,172	87,397
183	HESS CORP	13,343	15,189	1,846
1,963	HOLLYFRONTIER CORP	86,127	97,541	11,414
3,958	MARATHON PETROLEUM CORP	238,625	363,067	124,442
924	PATTERSON-UTI ENERGY INC	19,571	23,396	3,825
3,500	PHILLIPS 66	216,833	269,955	53,122
1,067	TESORO CORP	56,300	62,420	6,120
6,926	VALERO ENERGY CORP	207,500	349,070	141,570
49	WESTERN REFINING INC	1,979	2,078	99

		1,400,141	1,830,738	430,597

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Schedule of Investments

December 31, 2013

Shares	Security Description	Cost	Fair Value	Unrealized Gain (Loss)
FINANCIALS (38.03% OF NET ASSETS)
2,971	AFLAC INC	184,004	198,463	14,459
4,479	ALLSTATE CORP	201,597	244,285	42,688
999	AMERICAN FINANCIAL GROUP INC	45,676	57,662	11,986
14,605	AMERICAN INTERNATIONAL GROUP	562,468	745,585	183,117
2,602	AMERIPRISE FINANCIAL INC	185,209	299,360	114,151
983	ASSURANT INC	44,355	65,242	20,887
685	ASSURED GUARANTY LTD	13,956	16,159	2,203
1,056	AXIS CAPITAL HOLDINGS LTD	45,816	50,234	4,418
3,717	BANK OF AMERICA CORP	52,296	57,874	5,578
909	BLACKROCK INC	236,003	287,671	51,668
2,588	CNO FINANCIAL GROUP INC	31,235	45,782	14,547
1,607	COMERICA INC	63,274	76,397	13,123
4,410	DISCOVER FINANCIAL SERVICES	168,067	246,740	78,673
85	EAST WEST BANCORP INC	2,775	2,972	197
309	EVEREST RE GROUP LTD	43,286	48,164	4,878
9,142	FIFTH THIRD BANCORP	156,761	192,256	35,495
3,169	GENWORTH FINANCIAL INC-CL A	41,513	49,215	7,702
4,422	GOLDMAN SACHS GROUP INC	617,046	783,844	166,798
2,358	HUNTINGTON BANCSHARES INC	18,959	22,755	3,796
13,292	JPMORGAN CHASE & CO	593,312	777,316	184,004
5,833	KEYCORP	70,828	78,279	7,451
3,182	LINCOLN NATIONAL CORP	109,787	164,255	54,468
405	OLD REPUBLIC INTL CORP	6,847	6,994	147
692	PARTNERRE LTD	57,695	72,958	15,263
3,538	PRINCIPAL FINANCIAL GROUP	123,141	174,459	51,318
392	PROTECTIVE LIFE CORP	17,244	19,859	2,615
8,935	REGIONS FINANCIAL CORP	87,307	88,367	1,060
263	REINSURANCE GROUP OF AMERICA	17,942	20,359	2,417
396	RENAISSANCERE HOLDINGS LTD	35,184	38,547	3,363
5,546	SLM CORP	112,233	145,749	33,516
5,639	STATE STREET CORP	316,991	413,846	96,855
586	TORCHMARK CORP	41,998	45,796	3,798
4,712	TRAVELERS COS INC/THE	336,392	426,624	90,232
2,451	UNUM GROUP	73,678	85,981	12,303
12	WHITE MOUNTAINS INSURANCE GP	6,759	7,237	478
1,342	XL GROUP PLC	42,043	42,729	686

		4,763,677	6,100,015	1,336,338

HEALTH CARE (5.08% OF NET ASSETS)
9,672	ABBOTT LABORATORIES	341,795	370,728	28,933
473	HUMANA INC	43,641	48,823	5,182
263	OMNICARE INC	14,152	15,875	1,723

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Schedule of Investments

December 31, 2013

Shares	Security Description	Cost	Fair Value	Unrealized Gain (Loss)
HEALTH CARE, CONTINUED
224	QUEST DIAGNOSTICS INC	13,535	11,993	(1,542)
3,979	WELLPOINT INC	285,914	367,620	81,706

		699,037	815,039	116,002

INDUSTRIALS (7.90% OF NET ASSETS)
136	ADT CORP/THE	5,562	5,504	(58)
1,221	DOVER CORP	105,043	117,875	12,832
1,080	ILLINOIS TOOL WORKS	68,792	90,806	22,014
1,168	L-3 COMMUNICATIONS HOLDINGS	94,833	124,812	29,979
3,060	NORTHROP GRUMMAN CORP	229,909	350,707	120,798
771	OSHKOSH CORP	34,269	38,843	4,574
4,265	RAYTHEON COMPANY	255,055	386,836	131,781
4,493	SOUTHWEST AIRLINES CO	63,707	84,648	20,941
149	STANLEY BLACK & DECKER INC	11,770	12,023	253
1,008	TIMKEN CO	51,131	55,511	4,380

		920,071	1,267,565	347,494

INFORMATION TECHNOLOGY (11.02% OF NET ASSETS)
1,199	ARROW ELECTRONICS INC	49,615	65,046	15,431
5,005	CA INC	135,858	168,418	32,560
12,320	CORNING INC	180,615	219,542	38,927
26	DST SYSTEMS INC	2,312	2,359	47
328	FLIR SYSTEMS INC	9,095	9,873	778
1,366	HARRIS CORP	69,934	95,360	25,426
80	IAC/INTER ACTIVECORP	4,307	5,492	1,185
250	LAM RESEARCH CORP	13,266	13,613	347
103	LEIDOS HOLDINGS INC	4,881	4,788	(93)
6,251	MARVELL TECHNOLOGY GROUP LTD	76,570	89,889	13,319
1,108	MOTOROLA SOLUTIONS INC	62,860	74,790	11,930
6,396	ORACLE CORP	207,083	244,711	37,628
353	SANDISK CORP	24,164	24,901	737
1,686	WESTERN DIGITAL CORP	102,526	141,455	38,929
2,963	WESTERN UNION CO	52,721	51,112	(1,609)
15,937	XEROX CORP	139,166	193,953	54,787
8,954	YAHOO! INC	247,665	362,100	114,435

		1,382,638	1,767,402	384,764

MATERIALS (2.77% OF NET ASSETS)
50	ALBEMARLE CORP	3,186	3,170	(16)
631	CF INDUSTRIES HOLDINGS INC	121,878	147,048	25,170
711	HUNTSMAN CORP	13,194	17,491	4,297
3,399	LYONDELLBASELL INDU-CL A	237,688	272,872	35,184
35	WESTLAKE CHEMICAL CORP	3,168	4,271	1,103

		379,114	444,852	65,738

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Schedule of Investments

December 31, 2013

Shares	Security Description	Cost	Fair Value	Unrealized Gain (Loss)
UTILITIES (0.71% OF NET ASSETS)
2,454	EDISON INTERNATIONAL	117,111	113,620	(3,491)

	TOTAL	$12,292,442	$15,828,941	$3,536,499

Schedule of Investments

at December 31, 2012

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Schedule of Investments

December 31, 2012

Shares	Security Description	Cost	Fair Value	Unrealized Gain (Loss)
CONSUMER DISCRETIONARY (23.44% OF NET ASSETS)
655	ARROW ELECTRONICS INC	$24,695	$24,942	$247
808	AVNET INC	25,773	24,733	(1,040)
204	BRINKER INTERNATIONAL INC	6,370	6,322	(48)
3,238	CBS CORP	97,317	123,206	25,889
295	DILLARD’S INC	17,513	24,712	7,199
766	GAMESTOP CORP	17,075	19,219	2,144
1,349	GANNETT CO INC	20,459	24,295	3,836
2,304	GENERAL MOTORS CO	56,673	66,424	9,751
350	GUESS? INC	9,010	8,589	(421)
273	HARMAN INTERNATIONAL INDUSTRIES	12,211	12,187	(24)
576	HERBALIFE LTD	29,822	18,973	(10,849)
613	ILLINOIS TOOL WORKS INC	34,995	37,277	2,282
819	INGERSOLL-RAND PUBLIC LIMITED	39,244	39,279	35
2,618	INTERPUBLIC GROUP OF COS INC	29,132	28,850	(282)
1,463	KOHL’S CORP	72,885	62,880	(10,005)
563	LEAR CORP	22,683	26,371	3,688
1,360	MACY’S INC	53,039	53,067	28
5,983	NEWS CORP	116,584	152,626	36,042
36	NU SKIN ENTERPRISES INC	1,623	1,334	(289)
1,123	OMNICOM GROUP INC	54,803	56,105	1,302
780	PARKER HANNIFIN CORP	67,066	66,347	(719)
155	SIGNET JEWELERS LTD	8,421	8,277	(144)
228	THERMO FISHER SCIENTIFIC INC	14,587	14,542	(45)
33	THOR INDUSTRIES INC	1,224	1,235	11
947	TIME WARNER CABLE INC	74,657	92,039	17,382
5,842	TIME WARNER INC	214,242	279,423	65,181
138	TRINITY INDUSTRIES INC	4,150	4,943	793
69	TUPPERWARE BRANDS CORP	3,596	4,423	827
2,864	VIACOM INC	135,668	151,047	15,379
299	WHIRLPOOL CORP	21,277	30,423	9,146

		1,286,794	1,464,090	177,296

CONSUMER STAPLES (5.23% OF NET ASSETS)
1,341	COCA-COLA ENTERPRISES INC	38,118	42,550	4,432
989	CONSTELLATION BRANDS INC	23,891	35,001	11,110
222	DOMTAR CORP	19,493	18,541	(952)
2,051	INTERNATIONAL PAPER CO	68,424	81,712	13,288
4,015	MONDELEZ INTERNATIONAL INC	107,635	102,194	(5,441)
1,554	SAFEWAY INC	31,651	28,112	(3,539)
846	SMITHFIELD FOODS INC	16,698	18,248	1,550

		305,910	326,358	20,448

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Schedule of Investments

December 31, 2012

Shares	Security Description		Cost	Fair Value	Unrealized Gain (Loss)
ENERGY (14.48% OF NET ASSETS)
5,121		CONOCOPHILLIPS	292,576	296,967	4,391
2,030		DENBURY RESOURCES INC	31,197	32,886	1,689
3,256		EXXON MOBIL CORP	273,979	281,807	7,828
756		HOLLYFRONTIER CORP	30,507	35,192	4,685
1,890		MARATHON PETROLEUM CORP	89,371	119,070	29,699
540		PLAINS EXPLORATION & PRODUCTION	21,272	25,348	4,076
3,307		VALERO ENERGY CORP	82,975	112,835	29,860

			821,877	904,105	82,228

FINANCIALS (33.89% OF NET ASSETS)
1,617		ALLSTATE CORP/THE	59,597	64,955	5,358
1,405		AMERICAN CAPITAL LTD	14,122	16,890	2,768
369		AMERICAN FINANCIAL GROUP INC	13,483	14,583	1,100
7,428		AMERICAN INTERNATIONAL GROUP	238,133	262,208	24,075
1,301		AMERIPRISE FINANCIAL INC	71,286	81,482	10,196
385		ASSOCIATED BANC-CORP	4,960	5,051	91
466		ASSURANT INC	17,213	16,170	(1,043)
745	*	BANK OF NEW YORK MELLON CORP	17,984	19,147	1,163
2,794		CHUBB CORP	174,382	210,444	36,062
954		CNO FINANCIAL GROUP INC	9,060	8,901	(159)
2,033		DISCOVER FINANCIAL SERVICES	54,600	78,372	23,772
790		EAST WEST BANCORP INC	17,206	16,977	(229)
147		EVEREST RE GROUP INC COM	14,899	16,163	1,264
2,454		FIFTH THIRD BANCORP	35,563	37,301	1,738
215		FIRST HORIZON NATIONAL CORP	1,851	2,131	280
1,716		GOLDMAN SACHS GROUP INC/THE	190,163	218,893	28,730
280		HARTFORD FINANCIAL SERVICES	5,937	6,283	346
309		HCC INSURANCE HOLDINGS INC	9,138	11,498	2,360
2,097		INVESCO LTD	49,519	54,711	5,192
7,336		JPMORGAN CHASE & CO	270,873	322,557	51,684
1,041		LINCOLN NATIONAL CORP	25,864	26,962	1,098
1,241		NYSE EURONEXT	32,536	39,141	6,605
322		PARTNERRE HLDGS LTD BERMUDA	24,258	25,918	1,660
64		POPULAR INC	1,268	1,331	63
1,741		PRINCIPAL FINANCIAL GROUP INC	46,982	49,653	2,671
415		PROTECTIVE LIFE CORP	11,290	11,861	571
1,584		PRUDENTIAL FINANCIAL INC	88,976	84,475	(4,501)
2,523		SLM CORP	40,452	43,219	2,767
2,441		STATE STREET CORP	105,324	114,751	9,427
1,471		SUNTRUST BANKS INC	40,030	41,703	1,673
585		TORCHMARK CORP	27,899	30,227	2,328
2,306		TRAVELERS COS INC/THE	134,601	165,617	31,016

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Schedule of Investments

December 31, 2012

Shares	Security Description	Cost	Fair Value	Unrealized Gain (Loss)
FINANCIALS, CONTINUED
489	VALIDUS HOLDINGS LTD COM SHS	16,357	16,910	553

		1,865,806	2,116,485	250,679

HEALTH CARE (6.36% OF NET ASSETS)
2,199	AETNA INC	91,495	101,836	10,341
1,229	AMGEN INC	107,277	105,940	(1,337)
273	UNITED THERAPEUTICS CORP	14,517	14,584	67
2,095	WELLPOINT INC	127,722	127,627	(95)
713	ZIMMER HOLDINGS INC	43,956	47,529	3,573

		384,967	397,516	12,549

INDUSTRIALS (8.92% OF NET ASSETS)
309	AECOM TECHNOLOGY CORP	6,594	7,354	760
692	APOLLO GROUP INC	27,183	14,477	(12,706)
51	CORRECTIONS CORP OF AMERICA	1,229	1,809	580
38	ENERGIZER HOLDINGS INC	3,014	3,039	25
701	EXELIS INC	7,628	7,900	272
543	FEDEX CORP	46,095	49,804	3,709
187	GENERAC HOLDINGS INC	6,294	6,416	122
591	L-3 COMMUNICATIONS HOLDINGS INC	41,913	45,282	3,369
1,957	NORFOLK SOUTHERN CORP	132,333	121,021	(11,312)
1,577	NORTHROP GRUMMAN CORP	95,216	106,574	11,358
2,422	RAYTHEON CO	120,487	139,410	18,923
277	RYDER SYSTEM INC	12,982	13,831	849
870	SERVICE CORP INTERNATIONAL	9,502	12,015	2,513
31	TIDEWATER INC	1,391	1,385	(6)
559	TIMKEN CO	24,816	26,737	1,921

		536,677	557,054	20,377

INFORMATION TECHNOLOGY (3.31% OF NET ASSETS)
798	AMDOCS LTD COM	24,274	27,124	2,850
519	AOL INC	13,709	15,368	1,659
2,141	APPLIED MATERIALS INC	23,874	24,493	619
1,651	ATMEL CORP	8,879	10,814	1,935
2,640	CA INC	67,626	58,027	(9,599)
2,576	MARVELL TECHNOLOGY GROUP LTD	33,035	18,704	(14,331)
7,641	XEROX CORP	58,323	52,111	(6,212)

		229,720	206,641	(23,079)

MATERIALS (2.07% OF NET ASSETS)
555	BALL CORP	21,864	24,836	2,972
313	CF INDUSTRIES HOLDINGS INC	57,756	63,589	5,833

BRANDYWINE INVESTMENT TRUST:

DYNAMIC LARGE CAP VALUE EQUITY FUND

Schedule of Investments

December 31, 2012

Shares	Security Description	Cost	Fair Value	Unrealized Gain (Loss)
MATERIALS, CONTINUED

1,118	HUNTSMAN CORP	15,030	17,776	2,746
622	OWENS CORNING	19,802	23,008	3,206

		114,452	129,209	14,757

TELECOMMUNICATIONS (0.88% OF NET ASSETS)
137	ANIXTER INTERNATIONAL INC	8,087	8,765	678
946	CORNING INC	11,498	11,939	441
590	HARRIS CORP	26,641	28,885	2,244
254	TELEPHONE & DATA SYS INC	6,412	5,623	(789)

		52,638	55,212	2,574

	TOTAL	$5,598,841	$6,156,670	$557,829

*	Bank of New York Mellon is a related party. See Note 1.